Exhibit 99.2

- - PRESS RELEASE - -

Investor Contact:

Todd Markey, VP - Investor Relations

Phone: 818-280-6800

tmarkey@irpartnersinc.com

FOR IMMEDIATE RELEASE

May 3, 2016

MyDx Reports Growing Recent Media Coverage;

Major Italian News Feature Article Confirms Early Global Marketing Traction

LA JOLLA, Calif., May 3, 2016 – MyDx, Inc. (OTCQB: MYDX), producer of its patented MyDx™ (My Diagnostic) product line, the first battery operated, handheld, chemical analyzer for consumers, today reported it has received extensive media coverage in recent days, including a major feature news article in Italy.

●	April 18, IOT Journal (Internet of Things) published a full feature article titled, MyDx is Like a Pocket Sommelier for Cannabis Connoisseurs. It offers a compelling story angle, exploring how MyDx CEO Mr. Yazbeck came to start the Company. One excerpt: Daniel Yazbeck has taken a rather unorthodox career path. After working as a chemist for Pfizer — "We found ways to create pharmaceutical intermediates using enzymes," he says — Yazbeck moved to Panasonic, where one of his team's assignments was to determine whether sensors could be used to sniff out biomarkers in people's breath related to various diseases. To do so, the research team was testing a technology called "the electronic nose," developed for the National Aeronautics and Space Administration (NASA). It was around this time that Yazbeck began researching the properties of cannabis, which he says has a "profound effect on my mind and body." It occurred to him that these same types of sensors could also be used to analyze the properties of various cannabis strains, but he knew that "Panasonic was never going to get into marijuana."

To read this don’t-miss article, visit: http://www.iotjournal.com/articles/view?14352.

●	April 16, the same story as the IOT Journal above was featured in RFID Journal, titled, MyDx Sensors Sniff Out Chemicals, Toxins. To read the full story in its RFID context, see: http://www.rfidjournal.com/articles/view?14361.

●	May 2, IEEE Spectrum published an article titled, The Pocket-Sized Lab's Killer App: Analyzing Illegal and Semi-Legal Drugs. An excerpt: Different strains of marijuana have different characteristics, but those traits aren’t obvious when you’re just looking at a green bud, Yazbeck explained. So the CannaDx phone app displays the analyzed bud’s chemical profile and lists the ailments it might help (such as anxiety, pain, or epilepsy) as well as the feelings it might elicit (like happy, focused, energetic, or relaxed).

MyDx Press Release

The company has sold more than 1,000 of the $700 devices already. “A lot of folks in the cannabis industry are buying, because they have nothing else working for them,” Yazbeck said. Most of his customers are in the marijuana business. Growers who want to optimize their procedures are keeping track of growing conditions and using CannaDx to chart the resulting plants’ characteristics. Dispensaries are using it to determine exactly what they’re buying and selling, which enables them to recommend strains based on likely effects.

The CannaDx app lets users keep track of which cannabis strains suit them best.

And now that Yazbeck has a working device, he’s developing other applications. First will be a system to check foods for pesticides, and down the line he may bring out apps to test water and air quality. “Cannabis was the trigger for everything else,” he said. “Now we can expand to the broader general population, and make it work for the consumer.”

See the full story at: http://spectrum.ieee.org/the-human-os/biomedical/diagnostics/pocket-sized-labs-killer-app-analyzing-illegal-and-semilegal-drugs.

●	April 13, Sustainable Brands published a feature article titled, With 'Electronic Nose' Nanotechnology, We Can Analyze Safety, Chemical Composition of What We Consume. Excerpts include: In light of this year’s Flint, Michigan water crisis and massive methane leak in Porter Ranch, California, along with increasing awareness of manmade toxicities in our environment, consumers are looking for better tools to control their health and be better armed for knowing and controlling what goes into their bodies. Enter MyDx — aka “My Diagnostic” — a portable analyzer that acts like an electronic nose to measure and detect chemical molecules in vapor.

The article goes on to report: We asked (MyDx CEO Daniel) Yazbeck about the risks and/or advantages in putting this kind of power in the average consumer’s hands. “The advantage is empowering people to make more informed decisions, to trust & verify for themselves the chemicals in what they eat, drink & inhale,” he said. “The risks are, people might become less trusting (than they already are) and will start depending more on their own testing than that of the EPA, FDA, or other regulatory bodies who are supposed to regulate the safety and potency of what we eat, drink and inhale.”

See the full article which includes a MyDx Overview video, at: http://www.sustainablebrands.com/news_and_views/chemistry_materials/sheila_shayon/electronic_nose_nanotechnology_we_can_analyze_safet

●	Confirming its early global appeal and worldwide interest, MyDx was the subject of an April 15, feature article published by Italian news media organization Lifegate titled, MyDx, Il naso elettronico che analizza la composizione chimica dei prodotti che consumiamo -- which translates to, MyDx, the Electronic Nose That Analyzes the Chemical Composition of the Products We Consume. The imperfect GoogleTranslate.com version follows:

This instrument, made by exploiting modern nanotechnology, is able to evaluate in real time the chemicals present in several elements. The article goes on to say the portable analyzer will help consumers to make more informed decisions.

MyDx Press Release

"The big brands need to know that now consumers can check firsthand what they are buying and, therefore, it is best that you ensure that the quality of their products has occurred," said the creator of MyDx. See the full article in Italian at: http://www.lifegate.it/imprese/news/mydx-analizzatore-portatile-sostanze-chimiche

MyDx provides the information and links in this news release as a courtesy to its shareholders, partners and friends of the firm for informational purposes only. The Company neither endorses nor refutes the content or opinions the media contain.

About MyDx

MyDx, Inc. (OTCQB: MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify™ what they put into their minds and bodies. The Company has developed MyDx, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of consumers’ hands. The multi-use MyDx leverages over a decade of established electronic nose technology to measure chemicals of interest. It owns a substantial and growing intellectual property portfolio of patents covering its technology. With its Canna sensor commercialized, it has four other sensors being developed in its lab that are compatible with the MyDx Analyzer and App. For more information, please visit www.cdxlife.com.

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to cannabis, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.

###